Exhibit 5.1

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

May 23, 2011

The Active Network, Inc.

10182 Telesis Court, Suite 100

San Diego, CA 92121

Re: Registration Statement on Form S-1 (File No. 333-172254)

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by The Active Network, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-1 (File No. 333-172254) initially filed on February 14, 2011 (as amended and supplemented from time to time, the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the offering for sale of an aggregate of up to 12,650,000 shares of the Company’s common stock, $0.001 par value (“Common Stock”), 8,222,222 shares of which are being offered by the Company (the “Company Shares”), 2,777,778 shares of which are being offered by certain stockholders (the “Selling Stockholders”) of the Company (the “Selling Stockholder Shares”) and 1,650,000 shares of which are being offered by certain Selling Stockholders that are subject to an overallotment option granted to the underwriters in the offering, the “Overallotment Shares”, and together with the Company Shares and the Selling Stockholder Shares, the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the Registration Statement and Prospectus, the Company’s charter documents, as amended and restated to date, records of the Company’s corporate proceedings in connection with the offering, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

We express no opinion concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America.

On the basis of the foregoing, we are of the opinion, that, upon the effectiveness of the Company’s Amended and Restated Certificate of Incorporation, (1) the Company Shares have been duly authorized and, when the Company Shares are issued and paid for in accordance with the terms of the underwriting agreement, substantially in the form filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and nonassessable, and (2) the Selling Stockholder Shares and the Overallotment Shares have been duly authorized and are validly issued, fully paid and are nonassessable; provided, however, with respect to the Selling Stockholder Shares that will be issued upon the exercise of vested options prior to such sale, such shares will be validly issued, fully paid and nonassessable upon exercise and payment in compliance with the terms of the options pursuant to which such shares are to be issued prior to the completion of this offering.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus that is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion is given to you solely for use in connection with the issuance and/or sale of the Shares in accordance with the Registration Statement and the related Prospectus and is not to be relied on for any other purpose. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)